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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): June 18, 1998



                          SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     TEXAS
                 (State or Other Jurisdiction of Incorporation)


            1-11602                                     76-0273345
     (Commission File No.)                (I.R.S. Employer Identification No.)

                            3006 Longhorn Boulevard
                                   Suite 107
                              Austin, Texas 78758

                    (Address of Principal Executive Offices)

                                 (512) 339-5070
              (Registrant's Telephone Number, Including Area Code)
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Item 4. Changes in Registrant's Certifying Accountant

         On June 18, 1998, Coopers & Lybrand L.L.P. ("Coopers & Lybrand") informed the Company of its resignation as the Company's independent accountant.

         The reports of Coopers & Lybrand on the Company's financial statements for the years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, but the reports did contain explanatory paragraphs in each of the two years concerning the ability of the Company to continue as a going concern since the Company has not yet achieved profitability, has a working capital deficit and must obtain additional capital to fund its ongoing operations. There were no disagreements with Coopers & Lybrand on any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the matter in their report.

         The Company has had discussions with, but has not yet identified a successor auditor. The Company has requested Coopers & Lybrand to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated June 24, 1998, is field as Exhibit 16 to this Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

         (c)      Exhibits:

         16.1     Letter from Coopers & Lybrand L.L.P.

         99.1 Letter of resignation of Coopers & Lybrand L.L.P. as independent accountants of the Company.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SI DIAMOND TECHNOLOGY, INC.



                                       By /s/ Douglas P. Baker
                                         ----------------------------
                                              Douglas P. Baker
                                             Vice President and
                                           Chief Financial Officer


Dated: June 25, 1998